Exhibit 1.1

Execution Version

CARNIVAL CORPORATION

Shares of Common Stock

($.01 par value)

and the paired trust shares of

beneficial interest in

P&O Princess Special Voting Trust

Underwriting Agreement

July 20, 2022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Carnival Corporation, a corporation duly organized and existing under the laws of the Republic of Panama (the “Company”), proposes to issue and sell to the underwriter listed in Schedule 1 hereto (the “Underwriter”), an aggregate of 102,139,621 shares (the “Underwritten Shares”) of common stock of the Company, par value $0.01 per share (the “Common Stock”) and, at the option of the Underwriter, up to an additional 15,320,943 shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of common stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”. Upon each issuance of Shares hereunder, recipients will receive both Shares and an equivalent number of trust shares representing beneficial interest in the P&O Princess Special Voting Trust (the “P&O Trust Shares”). The P&O Trust Shares represent a beneficial interest in the special voting share of Carnival plc, a company incorporated and registered under the laws of England and Wales (“Carnival plc”). As a result of the dual listed company transaction between the Company and Carnival plc, one P&O Trust Share is paired with each share of Common Stock.

The Company and Carnival plc hereby confirm their agreement with the Underwriter concerning the purchase and sale of the Shares and the P&O Trust Shares, as follows:

1.             Registration Statement. The Company and Carnival plc have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), registration statements (File Nos. 333-252433 and 333-252433-01), including a prospectus, relating to the Shares and the P&O Trust Shares. Each registration statement, as amended at the time it became (or is deemed to have become) effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of such registration statement at the time of its effectiveness (or at such deemed time of effectiveness pursuant to Rule 430B) (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this underwriting agreement (this “Agreement”) to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated July 20, 2022 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 4:15 P.M., New York City time, on July 20, 2022.

2.              Purchase of the Shares.

(a)            The Company agrees to issue and sell the Underwritten Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees to purchase at a price per share of $9.79052 (the “Purchase Price”) from the Company the number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, the Company agrees to issue and sell the Option Shares to the Underwriter as provided in this Agreement, and the Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

The Underwriter may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Underwriter to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice. Any such notice shall be given at least two business days prior to the date and time of delivery specified therein, unless otherwise agreed by the Company and the Underwriter. The Company and Carnival plc understand that the Underwriter intends to make a public offering of the Shares, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package. The Company and Carnival plc acknowledge and agree that the Underwriter may offer and sell Shares to or through any affiliate of the Underwriter.

(b)           Payment for and delivery of the Underwritten Shares shall be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time on July 25, 2022, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Underwriter and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Underwriter in the written notice of the Underwriter’s election to purchase such Option Shares. The time and date of such payment and delivery for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made by wire transfer in immediately available funds to the account specified by the Company to the Underwriter against delivery to the nominee of The Depository Trust Company, for the account of the Underwriter, of the Shares to be purchased on such date of one or more certificates representing the Shares, with any transfer taxes payable in connection with the sale of such Shares to the Underwriter duly paid by the Company. The certificates for the Shares will be made available for inspection and packaging by the Underwriter not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(c)           The Company and Carnival plc acknowledge and agree that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company and Carnival plc with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, Carnival plc or any other person. Additionally, the Underwriter is not advising the Company, Carnival plc or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and Carnival plc shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriter shall not have any responsibility or liability to the Company or Carnival plc with respect thereto. Any review by the Underwriter of the Company, Carnival plc, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of the Company or Carnival plc.

3.             Representations and Warranties of the Company and Carnival plc. The Company and Carnival plc, jointly and severally, represent and warrant to the Underwriter that:

(a)               Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(b)              Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)              Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company and Carnival plc (including their agents and representatives, other than the Underwriter in its capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company, Carnival plc or their agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto and any other written communications approved in writing in advance by the Underwriter. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(d)              Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will comply in all material respects with the Securities Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and Carnival plc make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 7(b) hereof.

(e)              Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package and any amendment or supplement thereto, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, as applicable, and none of such documents, as of the date thereof, included an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any documents filed with the Commission subsequent to the Applicable Time and prior to the completion or termination of the offering of the Shares that are deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Pricing Disclosure Package will comply as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and when read together with the other information in the Registration Statement, Prospectus and the Pricing Disclosure Package at the date of the Prospectus Supplement and the Pricing Disclosure Package and at the Closing Date, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)               Financial Statements. The financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and Carnival plc and their consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered thereby; the supporting schedules included or incorporated by reference in the Registration Statement present fairly in all material respects the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been compiled on a basis consistent in all material respects with that of the financial statements and presents fairly in all material respects the information shown thereby; and all disclosures included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(g)              No Material Adverse Change. Since the date of the most recent financial statements of the Company and Carnival plc included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there have not been any transactions entered into by the Company, Carnival plc or any of their respective subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company, Carnival plc and their respective subsidiaries taken as a whole, (ii) there have not been any changes in the capital stock (other than the issuance of shares of capital stock upon the exercise of stock options and vesting of restricted stock units pursuant to employee or director stock plans or under share repurchase plans, pursuant to the terms thereof, or the issuance of capital stock upon conversion of convertible securities, in each case, as disclosed in documents incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as a result of purchases and sales pursuant to the terms of the Company’s stock swap program) or any material increase in the long-term debt of the Company, Carnival plc or any of their respective subsidiaries (other than as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus), or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or Carnival plc on any class of capital stock, or any material adverse change, or any development involving a prospective adverse change which materially affects the business affairs, management, properties, financial condition or results of operations of the Company, Carnival plc and their respective subsidiaries taken as a whole; and (iii) none of the Company, Carnival plc nor any of their respective subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that would, singly or in the aggregate, have a Material Adverse Effect (as defined in Section 3(h) hereof), except in each case as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)              Organization and Good Standing. Each of the Company and its subsidiaries has been duly organized and is validly existing and, to the extent such concept is applicable thereto, in good standing under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, singly or in the aggregate, have a material adverse effect on the business affairs, management, properties, financial condition or results of operations of the Company, Carnival plc and their respective subsidiaries taken as a whole, or on the performance by the Company and Carnival plc of its obligations under this Agreement (a “Material Adverse Effect”). The subsidiaries listed in Schedule 2 to this Agreement are the only significant subsidiaries of the Company and/or Carnival plc.

Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or on Schedule 2 hereto, all of the issued shares of capital stock of each of the significant subsidiaries of the Company and Carnival plc have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company or Carnival plc, as the case may be, free and clear of all liens, encumbrances, equities or claims (other than liens, encumbrances or defects permitted by agreements governing the Company’s, Carnival plc’s and their respective subsidiaries’ outstanding indebtedness); and none of the outstanding shares of capital stock of any significant subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(i)               Capitalization. The Company and Carnival plc have the combined capitalization as set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization” (except for subsequent issuances of shares of capital stock upon the exercise of stock options and vesting of restricted stock units pursuant to employee or director stock plans or under share repurchase plans, pursuant to the terms thereof, or the issuance of capital stock upon conversion of convertible securities, in each case as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus) and all of the outstanding shares of Carnival Corporation common stock and Carnival plc ordinary shares have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of Common Stock and Carnival plc ordinary shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or Carnival plc, as applicable. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except with respect to equity awards issued under the Company’s or Carnival plc’s equity incentive plans, there are no outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or Carnival plc.

(j)               [Reserved].

(k)              Due Authorization. Each of the Company and Carnival plc has all requisite corporate or other power and authority to execute and deliver this Agreement and to perform its respective obligations hereunder, and to provide the representations, warranties and indemnities under this Agreement; and all actions required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby or by the Pricing Disclosure Package and the Prospectus has been duly and validly taken.

(l)               Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Carnival plc.

(m)             The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and non-assessable; and the issuance of the Shares is not subject to any preemptive or similar rights. The P&O Trust Shares have been duly authorized by Carnival plc and, when issued together with the Shares, will be duly and validly issued, fully paid and non-assessable. The Shares and the P&O Trust Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(n)             No Violation or Default. Except as may be described in the Pricing Disclosure Package and the Prospectus (other than with respect to clause (i)), none of the Company, Carnival plc or any significant subsidiaries of the Company or Carnival plc is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, Carnival plc or any of their respective significant subsidiaries is a party or by which the Company, Carnival plc or any such significant subsidiary is bound or to which any of the property or assets of the Company, Carnival plc or any such significant subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, singly or in the aggregate, have a Material Adverse Effect.

(o)             No Conflicts. The execution, delivery and performance of this Agreement by the Company and Carnival plc, the issuance, sale and delivery of the Shares and the P&O Trust Shares and the consummation by the Company and Carnival plc of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus: (i) do not and will not result in any violation of the Articles of Incorporation, as amended, or By-Laws, as amended, of the Company, or the Articles of Association, as amended, of Carnival plc; and (ii) do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Carnival plc or any of their respective significant subsidiaries pursuant to (x) any indenture, mortgage, deed of trust or loan agreement, or any other agreement or instrument, to which the Company, Carnival plc or any of their respective significant subsidiaries is a party or by which any of them may be bound or to which any of their properties or assets may be subject (except for such conflicts, breaches, violations or defaults or liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus or that would not, singly or in the aggregate, have a Material Adverse Effect), (y) any existing applicable law, rule or regulation (except for such conflicts, breaches, violations, liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus that would not, singly or in the aggregate, have a Material Adverse Effect, and other than the securities or blue sky laws of any jurisdictions), or (z) any judgment, order or decree of any government, governmental instrumentality or court having jurisdiction over the Company, Carnival plc or their respective significant subsidiaries or any of their respective properties or assets (except for such conflicts, breaches, violations or defaults or liens, charges or encumbrances described in the Registration Statement, Pricing Disclosure Package and Prospectus or that would not, singly or in the aggregate, have a Material Adverse Effect).

(p)              No Consents Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company and Carnival plc of this Agreement, the authorization, issuance, sale and delivery of the Shares and the P&O Trust Shares by the Company and Carnival plc and the consummation of the transactions contemplated by this Agreement or the Pricing Disclosure Package and the Prospectus, except such as have been or will be obtained under the Securities Act, the Exchange Act, such as may be required under any existing law or regulation of the United Kingdom, and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the Underwriter and such other approvals as have been obtained or the failure of which to obtain would not, singly or in the aggregate have a Material Adverse Effect.

(q)             Legal Proceedings. Except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental, tax or regulatory investigations, actions, suits or proceedings pending or to the knowledge of the Company and Carnival plc, threatened or contemplated, to which the Company, Carnival plc or any of their respective subsidiaries is or may be a party or to which any property of the Company, Carnival plc or any of their respective subsidiaries is or may be the subject that, singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(r)               Independent Accountants. PricewaterhouseCoopers LLP, which has certified certain financial statements of the Company, Carnival plc and their respective consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package or the Prospectus, is an independent registered public accounting firm with respect to the Company, Carnival plc and their respective subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(s)              Intellectual Property. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or would not have, singly or in the aggregate, a Material Adverse Effect, the Company, Carnival plc and their respective significant subsidiaries own or possess the right to use the intellectual property necessary to carry on the business now operated by them and their respective subsidiaries, and neither the Company nor Carnival plc, nor, to the knowledge of the Company and Carnival plc, any of their respective subsidiaries, has received any notice or is otherwise infringing or in conflict with the intellectual property rights of others, or is aware of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company, Carnival plc or any of their respective subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(t)               No Undisclosed Relationships. No material relationship, direct or indirect, exists between or among the Company, Carnival plc or any of their respective subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company, Carnival plc or any of their respective subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(u)             Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(v)             Taxes. The Company, Carnival plc and their respective subsidiaries have paid all federal, state, local and foreign taxes (other than such taxes as are currently being contested in good faith and for which reserves have been provided in accordance with GAAP) and filed all tax returns required to be paid or filed through the date hereof, except for such failures to pay or to file as would not, singly or in the aggregate, have a Material Adverse Effect; and, except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company, Carnival plc or any of their respective subsidiaries or any of their respective properties or assets, except for any such tax deficiency that would not, singly or in the aggregate, have a Material Adverse Effect.

(w)             No Labor Disputes. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no labor dispute with the employees of the Company, Carnival plc or any of their respective significant subsidiaries exists or, to the knowledge of the Company or Carnival plc, is imminent or threatened which would reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

(x)               Licenses and Permits. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company, Carnival plc and their respective subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, singly or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of the Company, Carnival plc or any of their subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where such revocation or modification would not, singly or in the aggregate, have a Material Adverse Effect.

(y)              Title to Real and Personal Property. The Company, Carnival plc and their respective subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company, Carnival plc and their respective subsidiaries, in each case free and clear of all liens, charges, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company, Carnival plc and their respective subsidiaries, (ii) are described in the Pricing Disclosure Package and the Prospectus or (iii) could not reasonably be expected, singly or in the aggregate to have a Material Adverse Effect.

(z)              Certain Environmental Matters. (i) Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company, Carnival plc nor any of their respective subsidiaries is or has been in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Company Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Company Hazardous Materials (collectively, “Environmental Laws”); (B) the Company, Carnival plc and their respective subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Pricing Disclosure Package and the Prospectus; (C) none of the Company, Carnival plc nor any of their respective subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization; and (D) none of the Company, Carnival plc nor any of their respective subsidiaries has (x) received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any Company Hazardous Materials, or (y) caused (or has any knowledge of) any event or condition that would reasonably be expected to result in any such notice or liability; and (ii) except as described in each of the Pricing Disclosure Package and the Prospectus, (A) there is no proceeding that is pending, or that is known to be contemplated, against the Company, Carnival plc or any of their respective subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no monetary sanctions of $1,000,000 or more will be imposed, (B) the Company, Carnival plc and their respective subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect, and (C) none of the Company, Carnival plc or their respective subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa)            Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company, Carnival plc or any member of their “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company and Carnival plc within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company or Carnival plc under Section 414(b),(c),(m) or (o) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA), and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA); (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) none of the Company, Carnival plc or any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company, Carnival plc or their Controlled Group affiliates in the current fiscal year of the Company, Carnival plc and their Controlled Group affiliates compared to the amount of such contributions made in the Company’s, Carnival plc’s and their Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company, Carnival plc and their respective subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company, Carnival plc and their respective subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, singly or in the aggregate, have a Material Adverse Effect.

(bb)           Disclosure Controls. The Company and Carnival plc maintain “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and Carnival plc in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the management of the Company or Carnival plc, as the case may be, as appropriate to allow timely decisions regarding required disclosure. The Company, Carnival plc and their respective subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(cc)            Accounting Controls. The Company and Carnival plc maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or caused such internal controls over financial reporting to be designed under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as may be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the internal controls of the Company and Carnival plc.

(dd)           Insurance. The Company, Carnival plc and their respective subsidiaries have insurance covering their respective properties, operations, personnel and businesses (provided that in no event will the Company, Carnival plc and their respective subsidiaries be required to obtain any business interruption, loss of hire or delay in delivery insurance), which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and Carnival plc and their respective businesses (but on the basis that the Company, Carnival plc and their respective subsidiaries self-insure their respective vessels for certain war risks); and neither the Company nor Carnival plc nor any of their respective subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the case of clauses (i) and (ii) above, as would not reasonably be expected, singly or in the aggregate, to have a Material Adverse Effect.

(ee)            No Unlawful Payments. None of the Company or Carnival plc, nor any of their respective subsidiaries, directors or officers nor, to the knowledge of the Company and Carnival plc, any agent, employee, representative or affiliate or other person associated with or acting on behalf of the Company, Carnival plc or any of their respective subsidiaries has, nor will with proceeds from this offering be, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the U.K. Bribery Act 2010 or any other applicable anti-bribery or anti-corruption law; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company, Carnival plc and their respective subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ff)              Compliance with Anti-Money Laundering Laws. The operations of the Company, Carnival plc and their respective subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions in which the Company, Carnival plc and their respective subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Carnival plc or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and Carnival plc, threatened.

(gg)           No Conflicts with Sanctions Laws. None of the Company, Carnival plc, and their respective subsidiaries, directors or officers, nor, to the knowledge of the Company and Carnival plc, any agent, employee or affiliate of the Company, Carnival plc or any of their respective subsidiaries is currently the subject or target of any Sanctions (as defined below) or any proceeding, investigation, suit or other action arising out of any sanctions administered or enforced by the U.S. government (including, without limitation, by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, Carnival plc or any of their respective subsidiaries located, organized or resident in a country, region or territory that is currently the subject or the target of Sanctions, including, without limitation, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”); and the Company or Carnival plc will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Except as set forth in Schedule 3(gg) hereto, for the past five years, the Company and its subsidiaries have not, without appropriate licenses, knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. It is acknowledged and agreed that the representation and warranty contained in this Section 3(gg) of this Agreement is only sought and given to the extent that to do so would be permissible pursuant to (i) Council Regulation EC No. 2271/96 or any associated implementing law or regulation in any member state of the European Union or (ii) any similar blocking or anti-boycott law in the United Kingdom (including, without limitation, Council Regulation EC No. 2271/96 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”)).

(hh)           No Restrictions on Subsidiaries. Except as otherwise disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, no subsidiary of the Company or Carnival plc is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company or Carnival plc, as the case may be, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company or Carnival plc, as the case may be, any loans or advances to such subsidiary from the Company or Carnival plc, as the case may be, or from transferring any of such subsidiary’s properties or assets to the Company or Carnival plc or any other subsidiary of the Company or Carnival plc, in each case, as the case may be.

(ii)              No Broker’s Fees. Except as otherwise disclosed in the Registration, Pricing Disclosure Package and the Prospectus, none of the Company, Carnival plc or any of their respective subsidiaries is a party to any contract, agreement or understanding with any person (other than as contemplated by this Agreement) that would give rise to a valid claim against the Company, Carnival plc or any of their respective subsidiaries or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)              No Registration Rights. No person has the right to require the Company, Carnival plc or any of their respective subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(kk)            No Stabilization. Neither the Company, Carnival plc nor any of their respective subsidiaries or affiliates has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(ll)              Statistical and Market Data. Nothing has come to the attention of the Company or Carnival plc that has caused the Company or Carnival plc to believe that the statistical and market-related data included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(mm)          Cybersecurity; Data Protection. Except as may be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not have a Material Adverse Effect, the information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases owned or controlled by, or operated on behalf of, the Company, Carnival plc and their respective subsidiaries (collectively, the “IT Systems”) operate and perform in all material respects as required in connection with the operation of the business of the Company, Carnival plc and their respective subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company, Carnival plc and their respective subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data in their possession or control (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, nor incidents under internal review or investigation, in each case, except as may be described in or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus or those that have been or will be remedied without material cost or liability or the duty to notify any other person. The Company, Carnival plc and their respective subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority and contractual obligations relating to the privacy, security and protection of the IT Systems and Personal Data.

(nn)           Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or Carnival plc or any of the Company’s and Carnival plc’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(oo)           Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” and is a well-known seasoned issuer, in each case as defined in Rule 405 under the Securities Act. The Company has paid the registration fee for this offering pursuant to Rule 456(b)(1) under the Securities Act or will pay such fee within the time period required by such rule (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(pp)           No Withholding Tax. All payments by the Company and, to the extent applicable, Carnival plc in respect of the Shares are not subject to withholding or deduction for or on account of tax under the current laws and regulations of the Republic of Panama or the United Kingdom, or any political subdivision or taxing authority thereof or therein, and are otherwise free and clear of any other tax, withholding or deduction in the Republic of Panama and the United Kingdom.

(qq)           No Immunity. None of the Company, Carnival plc and their respective subsidiaries, or any of their respective properties, assets or revenues is subject to any right or immunity under the jurisdiction of any court or from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company, Carnival plc or any of their respective subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus, may at any time be commenced, the Company and Carnival plc have, pursuant to Section 16(e) of this Agreement, waived, and it will waive, or will cause their respective subsidiaries to waive, such right to the extent permitted by law.

(rr)             Enforcement of Foreign Judgments. Except as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus, any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company or Carnival plc based upon this Agreement would be declared enforceable against the Company or Carnival plc by the courts of the Republic of Panama and the United Kingdom, without reconsideration or reexamination of the merits ((A) in the case of Panama, upon the institution of exequatur proceedings in the Supreme Court of the Republic of Panama for any final money judgement rendered by any foreign court will be recognizable, conclusive and enforceable without reconsideration of the merits and upon determination by such tribunal that: (i) the courts of the country wherein the judgment or award was obtained would in similar circumstances recognize a final judgment from the courts of the Republic of Panama (which the Supreme Court of Panama will presume to be the case, unless proved otherwise); (ii) such judgment has been issued as a consequence of an in personam action against the defendant; (iii) the party against whom the judgment or award was rendered, or such person's agent, was personally served in such action within such foreign jurisdiction; (iv) the cause of action upon which the judgment or award was based does not contravene the public order or public policy of the Republic of Panama and the obligation in respect of which the judgment was rendered is lawful in the Republic of Panama; (v) the documents evidencing the judgment or award are in authentic form according to the laws of the country wherein it was rendered and have been properly authenticated by a Consul of the Republic of Panama or with the Apostille pursuant to the 1961 Hague Convention Abolishing the Requirement of Legalization of Foreign Public Documents, and (iv) a copy of the judgment has been translated into Spanish by a licensed translator in the Republic of Panama; and (B) in the case of England and Wales, subject to the enforcement proceedings being initiated before a court of competent jurisdiction in England and Wales and subject to certain exceptions including (amongst other things) the U.S. court having had jurisdiction over the original proceedings, the U.S. judgment being final and conclusive on the merits and being for a debt or definite sum of money, the U.S. judgment not contravening English public policy, and the U.S. judgment not having been obtained by fraud).

(ss)            Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, this Agreement or the Shares in any jurisdiction in which the Company or Carnival plc is organized or does business is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(tt)             Legal Action. A holder of the Shares and the Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company and Carnival plc for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in the Republic of Panama or the United Kingdom may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(uu)           Stamp Taxes. No ad valorem stamp or other issuance or transfer taxes or duties and withholding taxes are or would be payable by or on behalf of the Company or the Underwriter in the Republic of Panama, the United Kingdom or the United States or any political subdivision or taxing authority thereof or therein, in connection with: (i) the execution, delivery and performance of the Agreement; (ii) the issue and sale of the Shares by the Company and the issue of the P&O Trust Shares by P&O Princess Special Voting Trust; and (iii) the distribution by the Underwriter of the Shares and the P&O Trust Shares in the manner contemplated in the Prospectus and the performance by the Underwriter of the obligations under this Agreement, in each case other than tax on the net income of the Underwriter whose income is generally subject to tax in the jurisdiction concerned and except for stamp taxes that may be due and payable on this Agreement on a date no later than the date on which they are submitted before any court or government authority in the Republic of Panama for purposes of bringing an enforcement action. In the case of Panama, it will be necessary in connection with any action in Panama to enforce a document that (a) a Spanish translation by a licensed translator in Panama be presented to and recognized by the court in accordance with established procedures; (b) the signatures of the parties executing the document outside of Panama be notarized and authenticated by a Panamanian Consul or with the Apostille pursuant to the 1961 Hague Convention Abolishing the Requirement of Legalization of Foreign Public Documents; and (c) a stamp Tax at a rate of $0.10 for each $100 of face value of the document be paid if and when such document is submitted before any court or Governmental Authority in Panama.

(vv)           PFIC Status. The Company does not believe that it is a “passive foreign investment company” within the meaning of Section 1297 of the Code (a “PFIC”), for its current taxable year, and, based on its currently anticipated method of operation, the Company does not expect to become a PFIC in the future.

4.             Further Agreements of the Company and Carnival plc. Each of the Company and Carnival plc jointly and severally covenants and agrees with the Underwriter that:

(a)               Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriter in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Underwriter may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)               Delivery of Copies. The Company will deliver, without charge, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Underwriter may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriter a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by the Underwriter or dealer.

(c)               Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus, the Company will furnish to the Underwriter and counsel for the Underwriter a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Underwriter reasonably objects.

(d)               Notice to the Underwriter. The Company will advise the Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed or distributed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company or Carnival plc of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company or Carnival plc of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company and Carnival plc will use their reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)               Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Prospectus as so amended or supplemented (or any document to be filed with the Commission and incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriter thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriter and to such dealers as the Underwriter may designate such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)               Earning Statement. The Company and Carnival plc will make generally available to its security holders and the Underwriter as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company and Carnival plc occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)               Clear Market. For a period of 60 days after the date of the Prospectus, the Company and Carnival plc will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Underwriter; provided that this Section 4(h) shall not apply to (i) the Shares to be sold hereunder, (ii) any shares of Common Stock of the Company or Carnival plc issued upon the exercise, conversion, surrender, exchange, delivery or vesting of any stock option, restricted stock unit or other equity awards pursuant to any employee benefit plan or agreement in existence as of the date hereof, (iii) any shares of Common Stock issued upon conversion of the Convertible Notes (as defined in the Pricing Disclosure Package), (iv) the shares of Common Stock issued pursuant to the Company’s stock swap program, (v) the awarding of shares of Common Stock or any stock options, restricted stock units or other equity awards under the Company or Carnival plc equity plans, and (vi) the filing of registration statements, including any amendments thereto, with respect to the registration of securities described in clause (i), (ii) and (v) of this proviso.

(i)                 Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”. In any event, the Company will not place, invest or give economic use to the proceeds of the offering in the Republic of Panama.

(j)                 Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”).

(k)               Reports. So long as the Shares are outstanding, the Company will furnish to the Underwriter, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Underwriter to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(l)                 Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)             Shelf Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriter, the Company and Carnival plc will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares and the P&O Trust Shares, in a form satisfactory to the Underwriter. If the Company and Carnival plc are not eligible to file an automatic shelf registration statement, the Company and Carnival plc will, prior to the Renewal Deadline, if they have not already done so, file a new shelf registration statement relating to the Shares and P&O Trust Shares, in a form satisfactory to the Underwriter, and will use their best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company and Carnival plc will take all other action necessary or appropriate to permit the issuance and sale of the Shares and P&O Trust Shares to continue as contemplated in the expired registration statement relating to the Shares and P&O Trust Shares. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n)               No Stabilization. Neither the Company nor its subsidiaries or affiliates will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(o)               Tax Indemnity. The Company and Carnival plc will jointly and severally indemnify and hold harmless the Underwriter against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Shares and the P&O Trust Shares by the Company and Carnival plc, as the case may be, to the Underwriter and on the initial resale thereof by the Underwriter and on the execution and delivery of this Agreement (including, for the avoidance of doubt, stamp taxes that may be due and payable on this Agreement on a date no later than the date on which they are submitted before any court or government authority in the Republic of Panama for purposes of bringing an enforcement action).

(p)               Additional Amounts. All payments made by or on behalf of the Company or Carnival plc hereunder will be made free and clear of and without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If the Company or Carnival plc is required by law to withhold or deduct any amount for, or on account of, any Taxes (other than any Taxes levied by or on behalf of the United States) with respect to any payment hereunder, the Company or Carnival plc, as applicable, will pay such additional amounts (the “Additional Amounts”) as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction has been made; provided, however, that no such additional amounts shall be payable in respect of any such Taxes (i) that are imposed by reason of any present or former connection between the Underwriter and the governmental authority imposing such taxes or duties (other than a connection arising solely from the transactions contemplated by this Agreement) or (ii) to the extent that such Taxes would not have been imposed but for the failure of the Underwriter, upon reasonable request of the Company, to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection of the Underwriter with the relevant governmental authority imposing the Taxes. For the avoidance of doubt, the provisions of this Section 4(p) shall apply only to payments made pursuant to this Agreement, and not to any other payment made with respect to the Shares.

5.             Certain Agreements of the Underwriter. The Underwriter hereby represents and agrees that:

(a)               It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above, or (iii) any free writing prospectus prepared by the Underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)               It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission.

(c)               It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of the Underwriter’s Obligations. The obligation of the Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and Carnival plc of its covenants and other obligations hereunder and to the following additional conditions:

(a)               Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter.

(b)               Representations and Warranties. The representations and warranties of the Company and Carnival plc contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and Carnival plc and their respective officers made in any certificates delivered pursuant to this Agreement shall be true and correct on the date hereof and/or as of the Closing Date or the Additional Closing Date, as the case may be, as applicable.

(c)               No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company or Carnival plc by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities or preferred stock issued or guaranteed by the Company or Carnival plc (other than a reiteration of outlook as in effect on the date hereof or a change in outlook with positive implications).

(d)               No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in each of the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)               Officer’s Certificate. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and Carnival plc (acting in his or her capacity as an officer or director of the Company and/or Carnival plc, as applicable, and not as an individual) who has specific knowledge of the Company’s or Carnival plc’s financial matters and is satisfactory to the Underwriter (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and Carnival plc in this Agreement are true and correct and that the Company and Carnival plc have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (c) and (d) above.

(f)                Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, PricewaterhouseCoopers LLP shall have furnished to the Underwriter, at the request of the Company and Carnival plc, as the case may be, letters, dated the respective dates of delivery thereof and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to the Closing Date or the Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company and Carnival plc shall have furnished to the Underwriter a certificate, dated the respective dates of delivery thereof and addressed to the Underwriter, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Underwriter.

(g)               Opinion and 10b-5 Statement of U.S. Counsel for the Company and Carnival plc. Paul, Weiss, Rifkind, Wharton & Garrison LLP, U.S. counsel for the Company and Carnival plc, shall have furnished to the Underwriter, at the request of the Company and Carnival plc, its written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(h)               Opinions of Local Counsel for the Company and Carnival plc. (i) Ashurst LLP, English counsel for the Company and Carnival plc, shall have furnished to the Underwriter, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, (ii) Tapia, Linares y Alfaro LLP, Panama counsel for the Company and Carnival plc, shall have furnished to the Underwriter, at the request of the Company and Carnival plc, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, (iii) Norton Rose Fulbright LLP, English counsel for the Company and Carnival plc, shall have furnished to the Underwriter, at the request of the Company, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter, and (iv) Maples and Calder (Cayman) LLP, Cayman Islands counsel to The Law Debenture Trust Corporation (Cayman) Limited, trustee of the P&O Princess Special Voting Trust, shall have furnished to the Underwriter, at the request of the Company and Carnival plc, its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(i)                 General Counsel Opinion. As of the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Underwriter, a written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, of the General Counsel to the Company and Carnival plc, or an Associate or Deputy General Counsel to the Company and Carnival plc that practices in the area of corporate and securities law.

(j)                 Opinion and 10b-5 Statement of Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriter, of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)               Opinions of Local Counsel for the Underwriter. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriter, of Patton, Moreno & Asvat, Panama counsel for the Underwriter, with respect to such matters as the Underwriter may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(l)                 No Legal Impediment to Issuance and Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(m)             Good Standing. The Underwriter shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and Carnival plc in their respective jurisdictions of organization (where such concept is legally relevant) and their good standing in such other jurisdictions as the Underwriter may reasonably request, in each case as is reasonably available and in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(n)               Exchange Listing. The Shares to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on The New York Stock Exchange, subject to official notice of issuance.

(o)               Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and officers, directors and their affiliates of the Company and Carnival plc relating to sales and certain other dispositions of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(p)               Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and Carnival plc shall have furnished to the Underwriter such further certificates and documents as the Underwriter may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriter.

7.             Indemnification and Contribution.

(a)           Indemnification of the Underwriter. Each of the Company and Carnival plc, jointly and severally, agrees to indemnify and hold harmless the Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable and documented expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company in writing by the Underwriter expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in paragraph (b) below.

(b)           Indemnification of the Company and Carnival plc. The Underwriter agrees to indemnify and hold harmless the Company and Carnival plc, each of their respective directors, officers and each person, if any, who controls the Company or Carnival plc within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Underwriter furnished to the Company or Carnival plc in writing by the Underwriter expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Prospectus furnished on behalf of the Underwriter: the concession figures appearing in the third paragraph, the tenth paragraph and the eleventh paragraph under the caption “Underwriting”.

(c)           Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 7(a) or 7(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under Section 7(a) or 7(b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under Section 7(a) or 7(b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for the Underwriter, its affiliates, directors and officers and any control persons of the Underwriter shall be designated in writing by the Underwriter and any such separate firm for the Company, Carnival plc, their respective directors and officers and any control persons of the Company and Carnival plc shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in Section 7(a) or 7(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Carnival plc on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and Carnival plc on the one hand and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Carnival plc on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and Carnival plc from the sale of the Shares and the total discounts and commissions received by the Underwriter in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Shares. The relative fault of the Company and Carnival plc on the one hand and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)            Limitation on Liability. The Company, Carnival plc and the Underwriter agree that it would not be just and equitable if contribution pursuant to Section 7(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall the Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by the Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.             Termination. This Agreement may be terminated in the absolute discretion of the Underwriter, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date, or, in the case of the Option Shares, prior to the Additional Closing Date, (i) trading generally shall have been suspended or materially limited on the Exchange or The Nasdaq Global Market; (ii) trading of any securities issued or guaranteed by the Company or Carnival plc shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Underwriter, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.           [Reserved].

11.           Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and Carnival plc jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in connection therewith (including any amount paid in respect of value added tax (“VAT”), except to the extent that the Underwriter determines that it is able to obtain a credit or timely repayment of such VAT by way of VAT input tax or similar mechanism); (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the fees and expenses of the Company’s counsel and independent accountants; (iv) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriter may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable fees and expenses of counsel for the Underwriter); (v) the cost of preparing stock certificates; (vi) the costs and charges of any transfer agent and any registrar; (vi) all reasonable expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA in an aggregate amount not to exceed $15,000; and (vii) all expenses and application fees related to the listing of the Shares on the Exchange. Subject to this Section 11(a) and Section 11(b) and any reimbursement arrangement between the Company, Carnival plc and the Underwriter, the Underwriter shall pay the fees and expenses of its own counsel.

(b)           If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriter or (iii) the Underwriter declines to purchase the Shares for any reason permitted under this Agreement, the Company and Carnival plc jointly and severally agree to reimburse the Underwriter for all out-of-pocket costs and expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement and the offering contemplated hereby.

12.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of the Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from the Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, Carnival plc and the Underwriter contained in this Agreement or made by or on behalf of the Company, Carnival plc or the Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, Carnival plc or the Underwriter or the directors, officers, controlling persons or affiliates referred to in Section 7 hereof.

14.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

15.           Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and Carnival plc, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

16.           Miscellaneous.

(a)           [Reserved.]

(b)           Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriter shall be given to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282. Notices to the Company shall be given to them at 3655 N.W. 87th Avenue, Miami, Florida 33178-2428 (emiguez@carnival.com); Attention: General Counsel.

(c)           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Judgment Currency. The Company and Carnival plc, jointly and severally, agree to indemnify the Underwriter, its directors, officers, affiliates and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by the Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and Carnival plc and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(e)           Waiver of Immunity. To the extent that the Company or Carnival plc has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Republic of Panama, the United Kingdom or any political subdivision thereof, (ii) the United States or the State of New York or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and Carnival plc hereby irrevocably waive such immunity in respect of their obligations under this Agreement to the fullest extent permitted by applicable law.

(f)            Submission to Jurisdiction. The Company and Carnival plc hereby submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company and Carnival plc waive any objection which they may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and Carnival plc agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and Carnival plc, as applicable, and may be enforced in any court to the jurisdiction of which Company and Carnival plc, as applicable, is subject by a suit upon such judgment. The Company and Carnival plc irrevocably appoint National Registered Agents, Inc., located at 28 Liberty Street, New York, New York 10005, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or Carnival plc, as the case may be, by the person serving the same to the address provided in this Section 16, shall be deemed in every respect effective service of process upon the Company and Carnival plc in any such suit or proceeding. The Company and Carnival plc hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company and Carnival plc further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(g)           Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(h)               Recognition of the U.S. Special Resolution Regimes.

(i) In the event that the Underwriter, to the extent that it is a Covered Entity, becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that the Underwriter, to the extent that it is a Covered Entity, or a BHC Act Affiliate of the Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(h):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(i)                 Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(j)                 Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(k)               Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CARNIVAL CORPORATION

By:	/s/ Quinby Dobbins
Name: Quinby Dobbins
Title: Treasurer

CARNIVAL PLC

By:	/s/ Quinby Dobbins
Name: Quinby Dobbins
Title: Treasurer

Accepted: As of the date first written above

Goldman Sachs & Co. LLC

By	/s/ Charlie Black
Authorized Signatory

Schedule 1

Underwriter	Number of Shares
Goldman Sachs & Co. LLC	102,139,621
Total	102,139,621

Schedule 2

Significant Subsidiaries(1)

Annex A

a.        Pricing Information Provided Orally by the Underwriter

●	Number of Shares sold in the offering: 102,139,621 shares
●	Price to the public: $9.95 per share

Exhibit A

Form of Lock-Up Agreement